Exhibit 99.1

Star Scientific Regains Compliance with NASDAQ Minimum Bid Price Requirement

Petersburg, Virginia – October 16, 2007 – Star Scientific, Inc. (NASDAQ:STSI) announced today that it has received a letter from the NASDAQ Global Market stating that all requirements necessary for continued listing have been met. NASDAQ Marketplace Rule 4450(a)(5) requires that the Company maintain a minimum closing bid price of $1.00 per share for at least 10 consecutive trading days, in order to demonstrate compliance with the rule. The minimum closing bid price per share for Star Scientific stock has ranged from $1.08 to $1.40 since October 2.

The company had received a letter from NASDAQ on August 24 stating that it was not in compliance with the minimum closing bid price listing standard, and that under Marketplace Rule 4450 (e)(2), it had 180 days to meet that standard.

The company also noted that it has been gratified by recent investor feedback expressing increasing interest in the role that low-toxin smokeless tobacco can play in reducing the harm associated with tobacco use, as outlined in an article and editorial in the October issue of the British medical journal, The Lancet.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company's ability to raise additional capital in the future necessary to maintain its business, potential disputes concerning the Company's intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company's low-TSNA tobacco products, market acceptance of the Company's new smokeless tobacco products, competition from companies with greater resources than the Company, the Company's decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA, and the Company's dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007, and as amended on Form 10-K/A on April 30, 2007, and other factors detailed from time to time in the Company's other filings with the SEC, available at www.sec.gov. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of dissolvable smokeless tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured® tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Petersburg, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and tobacco processing facilities in Chase City, VA and in Petersburg, VA.

See Star’s website at: http://www.starscientific.com

Contact:

Sara Troy Machir

Vice President, Communications & Investor Relations

smachir@starscientific.com

(301) 654-8300

2